Southern New England
                                            Telecommunications Corporation
                                            227 Church Street
                                            New Haven, Connecticut 06510
                                            Phone (203) 771-2110

                                            Madelyn M. DeMatteo
                                            Vice President, General Counsel and
                                            Secretary





                              June 9, 1995



Southern New England
  Telecommunications Corporation
227 Church Street
New Haven, Connecticut  06506

     Attention:  Daniel J. Miglio, Chairman and CEO

Ladies and Gentlemen:

  With reference to the Registration Statement which Southern New England Telecommunications Corporation (herein referred to as the "Company") is filing with the Securities and Exchange Commission, (herein referred to as the "SEC"), under the Securities Act of 1933, as amended, relating to $470,000,000 principal amount of unsecured notes (herein referred to as the "Notes"), to be issued under an indenture dated as of June xx, 1995 between the Company and Shawmut Bank Connecticut, National Association, as Trustee (herein referred to as the "Indenture"), it is my opinion that:

     1. The Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Connecticut and has power to authorize, create and issue the Notes.

     2. All necessary corporate action has been duly taken to authorize: (a) the execution and delivery of the Indenture, and (b) the issuance of the Notes, subject to approval by the Pricing and Execution Committee of the interest rates and other terms of the Notes.

     3. The Indenture, when duly executed, will be a valid and binding agreement, enforceable in accordance with its terms, except as enforcement of the terms thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies; and the Notes, when duly executed, registered and authenticated pursuant to the Indenture and delivered against payment thereof, will be legal,


Daniel J. Miglio
Page 2
June 9, 1995


        valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as enforcement of the terms thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

  I hereby consent to the filing of this opinion with the SEC in connection with the filing of said Registration
Statement referred to above. I further consent to the statements with respect to my opinion and shareholdings appearing in the Prospectus under the heading "Legal Opinions".

                              Very truly yours,



                           /s/ Madelyn M. DeMatteo
                               Madelyn M. DeMatteo
                                   Secretary